UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

As previously disclosed, on February 26, 2014 at the Inland American Real Estate Trust, Inc. (the “Company”) reconvened 2013 annual meeting of stockholders, the Company’s stockholders, among other things, approved nine proposals to amend and restate the Company’s charter as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 31, 2013 (the “Proxy Statement”), which is incorporated into this Item 3.03 disclosure by reference.

Proposals No. 2 through 10 of the Proxy Statement related to the amendment and restatement of the Company’s charter. Proposals No. 2 through 9 (the “First Amended and Restated Proposals”) proposed, among other things, the amendment and restatement of the Company’s charter to remove or revise the provisions included from the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, so that the resulting charter would be more similar to those of publicly-traded REITs incorporated in Maryland. Following stockholder approval of Proposals No. 2 through 9, the First Amended and Restated Proposals would become effective when, what was originally designated in the Proxy Statement as the Seventh Articles of Amendment and Restatement of the Company’s charter (the “First Proposed Amended and Restated Charter”) was filed with, and accepted by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”). The First Proposed Amended and Restated Charter was attached as Exhibit A-I to the Proxy Statement. However, as disclosed in the Proxy Statement, even once approved by our stockholders, and implemented by the Company, the First Proposed Amended and Restated Charter would not remove the provisions of our charter that governed our relationship with our former external managers, comprised of our business manager, our property managers and their affiliates.

Pursuant to Proposal No. 10, following the date that the Company became a self-managed REIT, the Company intended to file with SDAT what was originally designated in the Proxy Statement as the Eighth Amended and Restated Charter (the “Second Proposed Amended and Restated Charter”). The Second Proposed Amended and Restated Charter was attached as Exhibit B-I to the Proxy Statement. In addition to the amendments to our charter contained in the First Amended and Restated Charter, the Second Proposed Amended and Restated Charter would remove those provisions governing our relationship with our business manager, our property managers and their affiliates.

Following the approval of Proposal No. 10, on March 12, 2014 the Company entered into a series of agreements and amendments to existing agreements with affiliates of The Inland Group, Inc., pursuant to which the Company has begun the process of becoming entirely self-managed (collectively, the “Self-Management Transactions”), as disclosed in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 13, 2014. Due to the timing of our entry into the Self-Management Transactions, the Company elected not to file the First Proposed Amended and Restated Charter with SDAT. Rather, on March 14, 2014 in accord with Proposal No. 10 of the Proxy Statement approved by its stockholders at the Company’s reconvened 2013 annual meeting of stockholders, and following the Company’s entry into the Self-Management Transactions, the Company filed the Second Proposed Self-Management Charter with SDAT to amend and restate its charter. The Second Proposed Self-Management Charter was redesigned as the Company’s Seventh Articles of Amendment and Restatement (the “Seventh Articles”) upon filing with, and acceptance by SDAT.

The general effect of the filing of the Seventh Articles upon the rights of holders of the Company’s common stock was described in the Proxy Statement. A copy of the complete text of the Seventh Articles as filed with the State of Maryland is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 3.03 disclosure by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Seventh Articles of Amendment and Restatement of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: March 14, 2014	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Seventh Articles of Amendment and Restatement of the Company